                                                                     Exhibit 4.1

                           [Form of Face of Security]

                          [Fixed Rate Medium-Term Note]

REGISTERED                                          PRINCIPAL AMOUNT (and
No. FXR - __________                                Specified Currency if other
CUSIP NO.: __________                               than U.S. dollars):


                  [Insert if the Security is to be a Global Security -- THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ST. PAUL COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                          THE ST. PAUL COMPANIES, INC.

                           MEDIUM-TERM NOTE, SERIES D

SPECIFIED CURRENCY:                 EXCHANGE RATE
                                    AGENT:


ORIGINAL ISSUE                      INTEREST RATE:
DATE:

STATED MATURITY                     REDEMPTION
DATE:                               COMMENCEMENT DATE:


REDEMPTION PERIODS                  REPAYMENT DATE:
AND PRICES:


REPAYMENT PERIODS                   AUTHORIZED DENOMINATIONS:(only applicable if
AND PRICES:                         different from $1,000 and integral multiples
                                    of $1,000 after that or Specified Currency is other than U.S. dollars)

DEFAULT RATE:                       OID DEFAULT
(Only applicable if                 AMOUNT:  (Only applicable if
Security issued at                  Security issued at original
original issue discount)            issue discount)


                  THE ST. PAUL COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Insert if the Security is to be a Global Security -- CEDE & Co., as nominee for The Depository
Trust Company ("DTC")],     , or registered assigns, the principal sum of

                  (any such currency or composite currency being hereinafter referred to as a "Specified Currency") on the Stated Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption or Repayment Date specified above, [If the Security is to bear interest prior to Maturity, insert -- and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided, however, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum set forth above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day (as defined below)), as the case may be, next preceding the May 15 and November 15 Interest Payment Dates; provided, however, that interest payable at maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series evidenced by this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.] [If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the Default Rate specified above (to the extent that the payment of such interest on interest shall be legally enforceable) from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable upon demand.]

                  Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency shown above, except as provided below. The Holder of a Security denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in U.S. dollars by delivery of a written request to the Paying Agent, in the case of any interest payment due on an Interest Payment Date, on or prior to the applicable Record Date, or, in the case of any other payment, on or prior to the Special Record Date, if one has been established, or otherwise on the due date for such payment, and must be made at least fifteen calendar days prior to such payment due date. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to such payment due date.

                  Notwithstanding the foregoing, any nominee of DTC, as Holder, will be deemed to have elected to receive all payments on a Security denominated other than in U.S. dollars, in U.S. dollars, except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Security will be made in the Specified Currency.

                  If the Holder has elected to receive payments in U.S. dollars, payment in respect of such Security will be based upon the exchange rate as determined by the

Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the Exchange Rate Agent, for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Securities electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Securities by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Security, such payment will be made in the Specified Currency. The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close; (ii) if the security is denominated in a Specified Currency other than U.S. dollars or euros, it must also not be a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the financial center of the country issuing the Specified Currency; and (iii) if the Specified Currency is euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system is open for business (a Euro Business Day).

                  Payment of the principal of (and premium, if any) and interest on this Security due at maturity or upon earlier redemption or repayment to be made in U.S. dollars will be made by wire transfer in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or such other payment office of a Paying Agent, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest to be made in U.S. dollars (other than interest payable at maturity or upon earlier redemption or repayment) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, or by wire transfer to such account as may have been appropriately designated to the Paying Agent at least 5 business days prior to the payment due date by such Person.

                  Unless otherwise specified above, payments of interest and principal (and premium, if any) with respect to any Security made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 business days prior to the Interest Payment Date or stated maturity, redemption or repayment date, as the case may be, by the registered Holder of this Security on the relevant Regular Record Date or maturity, redemption or repayment date, provided, however, that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent, and, unless revoked, or in the case of a Security held registered to a nominee of DTC, not later than the time required by then-current policies of DTC, any such designation made with respect to any Security by a registered Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within 5 business days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made. Any late payments made in these circumstances will be treated under the Indenture as if made on the due date, and no interest will accrue on late payment from the due date to the date paid.

                  [If the Security is to be a Global Security -- Payment of principal of (and premium, if any) and interest due on this Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Security for all purposes under the Indenture.]

                  If the Security is denominated in other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the relevant country (unless otherwise replaced by the euro), then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The "Exchange Rate" means the noon buying rate in The City of New York for such cable transfers for such Specified Currency. Any payment made under the circumstances and in a manner described above will not constitute an Event of Default under the Indenture.

                  If the Specified Currency shown above is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that Specified Currency (which may include European Community law), any payments in respect of this Security otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such conversion or replacement.

                  If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Community law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Security otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law). Making payments in accordance with this or the preceding paragraph shall not, by itself, constitute a default in the Company's obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Security or entitle the Company or any Holder of this Security to recession of the purchase and sale of this Security or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

                  [If the Security is to be a Global Security -- This Security may not be transferred except as a whole by a nominee of the Depositary to the Depositary, or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. This Security is exchangeable for Securities of this series in definitive registered form only as provided in this paragraph. If (i) the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary for this Security, (ii) the Company in its sole discretion determines that this Security shall be so exchangeable or transferable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this Security shall be so exchangeable or transferable, or (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Security is a part, this Security shall be exchangeable for Securities of this series in definitive registered form, provided, however, that the definitive Securities so issued in exchange for this Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated on the face hereof, and be of like aggregate principal amount and tenor as the portion of this Security to be exchanged. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

                  Upon exchange of any portion of this Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this Security and issue a new Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.]

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                      THE ST. PAUL COMPANIES, INC.


                                            By:
                                               --------------------------------
                                                   Authorized Officer

Attest:


----------------------------
Corporate Secretary

[SEAL]
                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             JPMORGAN CHASE BANK
                                             as Trustee

                                             By:
                                               --------------------------------
                                                   Authorized Officer

                          [Form of Reverse of Security]

                          [Fixed Rate Medium-Term Note]

                          THE ST. PAUL COMPANIES, INC.
                           MEDIUM-TERM NOTE, Series D

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 12, 2002 herein called the "Indenture" (which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may be issued from time to time in an aggregate principal amount of up to $500,000,000 or its equivalent in other currencies or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

                  Interest payments for this Security with respect to any Interest Payment Date or date of maturity, redemption or repayment will include interest accrued to but excluding such Interest Payment Date or date of maturity, redemption or repayment, as the case may be. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Security falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date (or date of redemption or repayment), as the case may be, to the date of such payment on the next succeeding Business Day.

                  This Security is not convertible or subject to any sinking fund, and unless a Redemption Commencement Date, Redemption Periods and Redemption Prices are specified on the face hereof, this Security is not subject to redemption prior to the Stated Maturity Date shown above. If so specified, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the election of the Company, during the Redemption Periods and at the Redemption Prices specified on the face hereof, plus interest accrued to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be issued in the name of the Holder hereof upon the cancellation hereof.

                  This Security is not subject to repayment prior to the Stated Maturity Date shown above unless a Repayment Date, Repayment Periods and Repayment Prices are specified above. If so specified, this Security is subject to repayment at the option of the Holder hereof upon the terms set forth above by completing the form for the Option to Elect Repayment that is attached.

                  In the event of repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unpaid portion will be issued to the registered Holder upon the cancellation hereof.

                  If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  If this Security is an Original Issue Discount Security, (i) if an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the amount of principal of this Security which may be declared due and payable in the manner and with the effect provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Security shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent of waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Security, certain additional limitations), the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple of $1,000 in excess thereof or (ii) if this Security is denominated in a Specified Currency other than U.S. dollars, in the denominations indicated on the face hereof, equivalent to $1,000 and integral multiples of $1,000 in excess thereof, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such Specified Currency on the first Business Day immediately preceding the date on which the Company accepts the offer to buy such Security, unless otherwise specified above. The Securities of this series may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to DTC or its nominee and registered in the name of DTC or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor if a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of a Security of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM -         as tenants in common

                  TEN ENT -         as tenants by the entireties

                  JT TEN  -         as joint tenants with right of
                                    survivorship and not as tenants
                                    in common

                  UNIF GIFT MIN ACT -       __________Custodian___________
                                            (Cust)              (Minor)

                                              Uniform Gifts to Minor Acts
                                             _____________________________
                                                     (State)

                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

----------------------------------------------------------------------

                        (PLEASE INSERT SOCIAL SECURITY OR
                         IDENTIFYING NUMBER OF ASSIGNEE)

----------------------------------------------------------------------

                     (PLEASE PRINT OR TYPE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------------------------------------------

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      -------------------------


         NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at

                  ___________________________________________________________

                  ___________________________________________________________

                  ___________________________________________________________

                 (Please Print or Typewrite Name and Address of the Undersigned)

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the undersigned for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):__________________________.

                  Dated:   ___________________



                  NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                                                                     Exhibit 4.2

                           [Form of Face of Security]

                [Floating Rate - No OID (Resetting Daily, Weekly
                      Monthly, Quarterly, Semi-Annually or

                           Annually) Medium-Term Note]


REGISTERED                                             PRINCIPAL AMOUNT (and
NO. FLR- ____________                                  Specified Currency if
CUSIP NO.: __________                                  other than U.S. dollars)
                                                       [$]--------------



                          THE ST. PAUL COMPANIES, INC.

                           MEDIUM-TERM NOTE, SERIES D

                  [Insert if the Security is to be a Global Security -- THIS SECURITY IS A SECURITY IN PERMANENT GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ST. PAUL COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

STATED MATURITY DATE:                                   ORIGINAL ISSUE DATE:



SPECIFIED CURRENCY:                                     EXCHANGE RATE AGENT:



INITIAL INTEREST RATE:                                  INTEREST RATE BASIS:



INDEX MATURITY:                                         INDEX CURRENCY (if other
                                                        than U.S. dollars):



SPREAD (plus or minus):                                 SPREAD MULTIPLIER:



MINIMUM INTEREST RATE:                                  MAXIMUM INTEREST RATE:



AUTHORIZED DENOMINATIONS                                REGULAR RECORD DATES:
(only applicable if different from
$1,000 and integral multiples of
$1,000 after that or Specified
Currency is other than U.S. dollars):

INTEREST RESET PERIOD:                                  INTEREST RESET DATES:



INTEREST PAYMENT DATES:                                 CALCULATION DATES:



INTEREST DETERMINATION                                  CALCULATION AGENT (if
DATES:                                                  other than JPMorgan
                                                        Chase Bank):

REDEMPTION COMMENCEMENT DATE:                           REDEMPTION PERIODS AND
                                                        PRICES:

REPAYMENT DATE:                                         REPAYMENT PERIODS AND
                                                        PRICES:


DESIGNATED LIBOR PAGE:                                  DESIGNATED CMT MATURITY
                                                        INDEX:


DESIGNATED CMT TELERATE                                 OTHER/ADDITIONAL TERMS:
PAGE:

                  THE ST. PAUL COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Insert if the Security is to be a Global Security -- CEDE & Co., as nominee for The Depository Trust Company ("DTC")] or registered assigns, the principal sum of
                  (any such currency or composite currency being hereinafter referred to as a "Specified Currency") on the Stated Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption or Repayment Date specified above, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above and on the Maturity Date, commencing on the first such Interest Payment Date next succeeding the Original Issue Date, provided, however, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date, at the rate per annum determined in accordance with the provisions hereinafter set forth, depending on the Interest Rate Basis specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day (as defined on the reverse hereof)), next preceding each Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series evidenced by this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency shown above, except as provided below. The Holder of a Security denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in U.S. dollars by delivery of a written request to the Paying Agent, in the case of any interest payment due on an Interest Payment Date, on or prior to the applicable Record Date, or, in the case of any other payment, on or prior to the Special Record Date, if one has been established, or otherwise on the due date for such payment, and must be made at least fifteen calendar days prior to such payment due date. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to such payment due date.

                  Notwithstanding the foregoing, any nominee of DTC, as Holder, will be deemed to have elected to receive all payments on a Security denominated other than in U.S. dollars, in U.S. dollars, except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Security will be made in the Specified Currency.

                  If the Holder has elected to receive payments in U.S. dollars, payment in respect of such Security will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the Exchange Rate Agent, for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Securities electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Securities by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Security, such payment will be made in the Specified Currency.

                  Payment of the principal of (and premium, if any) and interest on this Security due at maturity or upon earlier redemption or repayment to be made in U.S. dollars will be made by wire transfer in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or such other payment office of a Paying Agent, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest to be made in U.S. dollars (other than interest payable at maturity or upon earlier redemption or repayment) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, or by wire transfer to such account as may have been appropriately designated to the Paying Agent at least 5 business days prior to the payment due date by such Person.

                  Unless otherwise specified above, payments of interest and principal (and premium, if any) with respect to any Security made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 business days prior to the Interest Payment Date or stated maturity, redemption or repayment date, as the case may be, by the registered Holder of this Security on the relevant Regular Record Date or maturity, redemption or repayment date, provided, however, that, in the case of payment of principal of (and premium, if any) and any interest due at maturity or upon earlier redemption or repayment, this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent, and, unless revoked, or in the case of a Security held registered to a nominee of DTC, not later than the time required by then-current policies of DTC, any such designation made with respect to any Security by a registered Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within 5 business days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made. Any late payments made in these circumstances will be treated under the Indenture as if made on the due date, and no interest will accrue on late payment from the due date to the date paid.

                  [If the Security is to be a Global Security -- Payment of principal of (and premium, if any) and interest due on this Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Security for all purposes under the Indenture.]

                  If the Security is denominated in other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the relevant country (unless otherwise replaced by the euro) then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The "Exchange Rate" means the noon buying rate in the City of New York for cable transfers for such Specified Currency. Any payment made under the circumstances and in a manner described above will not constitute an Event of Default under the Indenture.

                  If the Specified Currency shown above is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that Specified Currency (which may include European Community law), any payments in respect of this Security otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such conversion or replacement.

                  If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Community law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Security otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law). Making payments in accordance with this or the preceding paragraph shall not, by itself, constitute a default in the Company's obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Security or entitle the Company or any Holder of this Security to recession of the purchase and sale of this Security or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

                  [If the Security is to be a Global Security -- This Security may not be transferred except as a whole by a nominee of the Depositary to the Depositary, or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. This Security is exchangeable for Securities of this series in definitive registered form only as provided in this paragraph. If (i) the Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as Depositary for this Security, (ii) the Company in its sole discretion determines that this Security shall be so exchangeable or transferable for Securities of this series in definitive registered form and executes and delivers to the Security Registrar a Company Order providing that this Security shall be so exchangeable or transferable, or (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Security is a part, this Security shall be exchangeable for Securities of this series in definitive registered form, provided, however, that the definitive Securities so issued in exchange for this Security shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof or, if this Security is denominated in a Specified Currency, in the denominations indicated on the face hereof, and be of like aggregate principal amount and tenor as the portion of this Security to be exchanged. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

                  Upon exchange of any portion of this Security for one or more Securities of this series in definitive registered form, the Trustee or the Security Registrar, as the case may be, shall cancel this Security and issue a new Security or Securities of this Series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.]

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee or by its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                    THE ST. PAUL COMPANIES, INC.


                                          By:
                                             ----------------------------------
                                                 Authorized Officer

Attest:


----------------------------
Corporate Secretary

[SEAL]




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK
                                          as Trustee

                                          By:
                                             ----------------------------------
                                              Authorized Officer